EXHIBIT 5.1
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              [LETTERHEAD OF PAUL WEISS RIFKIND WHARTON & GARRISON]



                                                September 10, 2002




Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96810


                             HAWAIIAN HOLDINGS, INC.
               POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION
                    STATEMENTS ON FORM S-8 IN RESPECT OF THE
          HAWAIIAN HOLDINGS, INC. 1996 STOCK INCENTIVE PLAN, AS AMENDED
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Ladies and Gentlemen:

                  We have acted as special counsel to Hawaiian Holdings, Inc., a Delaware corporation (the "Company"), in connection with the transactions described in the above-captioned Post-Effective Amendment No. 1 to the Registration Statements on Form S-8

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(File Nos. 333-09673 and 333-63575) (the "Registration Statements") filed by the
Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"). This opinion is being furnished at the request of the Company regarding the legality of 4,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), registered for sale in the aggregate under the Registration Statements pursuant to the Hawaiian Holdings, Inc. 1996 Stock Incentive Plan, as amended (the "Plan").

                  In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

                  1.       the Registration Statements; and

                  2.       the Plan.

                  In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws of the Company as certified by the Company, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and
(ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of

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                  all documents submitted to us as certified, photostatic,
reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that statements regarding matters of fact in the certificates, records, agreements, instruments, and documents that we have examined are accurate and complete.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on this part of the Company and that such Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the General Corporation Law of the State of Delaware, and the rules, regulations and orders under that law. Please be advised that no member of this firm is admitted to practice in the State of Delaware. This letter is furnished by us for your benefit in connection with the Registration Statement and may not be circulated to any other person without our prior written consent.

                  We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not agree or admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                        Very truly yours,

                                /S/ Paul, Weiss, Rifkind, Wharton & Garrison
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                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON